Exhibit 15.1

Somekh Chaikin
KPMG Millennium Tower
17 Ha’arba’a Street, PO Box 609
Tel Aviv 61006, Israel
+972 3 684 8000

Consent of Independent Registered Public Accounting Firm

The Board of Directors Cellcom Israel Ltd:

We consent to the incorporation by reference in the registration statements (No. 333-238827, No. 333-141639, No. 333-184955, No. 333-206338 and No. 333-231633) on Form S-8 of Cellcom Israel Ltd. (“the Company”) of our report, dated March 18, 2019, with respect to the consolidated statements of income, comprehensive income, changes in equity and cash flows for the year ended December 31, 2018, and the related notes, which report appears in the December 31, 2020 annual report on Form 20-F of the Company.

Our report dated March 18, 2019, refers to a change in the manner in which the Company accounts for financial instruments.

/s/ Somekh Chaikin

Certified Public Accountants (Israel)
Member Firm of KPMG International

Tel Aviv, Israel

April 28, 2021

Somekh Chaikin, an Israeli partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity.